Exhibit 4(i)

FIRST AMENDMENT TO CONSTRUCTION AND TERM
LOAN AGREEMENT AND OTHER LOAN DOCUMENTS

          THIS FIRST AMENDMENT TO CONSTRUCTION AND TERM LOAN AGREEMENT AND OTHER LOAN DOCUMENTS (this "Amendment"), dated as of August 7, 2007, is executed by and among LEVELLAND/HOCKLEY COUNTY ETHANOL, LLC, a Texas limited liability company (the "Borrower"), each of the Lenders or other lending institutions which is a signatory hereto or any successor or assignee thereof, and MERRILL LYNCH CAPITAL, a division of Merrill Lynch Business Financial Services Inc., a Delaware corporation (in its capacity as administrative agent for the Lenders, together with its successors in such capacity, the "Administrative Agent").

R E C I T A L S:

          A.      The Borrower, the Lenders, and the Administrative Agent are parties to that certain Construction and Term Loan Agreement, dated as of September 27, 2006 (the "Loan Agreement"). The terms defined in the Loan Agreement and not otherwise defined herein shall be used herein as defined in the Loan Agreement.

          B.      In connection with the Loan Agreement, the Borrower and the Administrative Agent executed that certain Security Agreement dated as of September 27, 2006 (the "Security Agreement").

          C.      The Borrower, the Administrative Agent and the Lenders desire to amend the Loan Agreement and the Security Agreement as described herein, subject to the terms and conditions contained herein.

          NOW, THEREFORE, in consideration of the premises herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows intending to be legally bound:

ARTICLE I

Definitions

          Section 1.1 Definitions. Capitalized terms used in this Amendment, to the extent not otherwise defined herein, shall have the same meanings as in the Loan Agreement, as amended hereby.

ARTICLE II

Amendments

          Section 2.1      Amendment to Preamble of the Loan Agreement. Effective as of the date hereof, the reference to the street address "1012 Austin Street" in the Preamble of the Loan Agreement is deleted and the street address "103 South FM 2646" is inserted in lieu thereof.

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          Section 2.2      Amendments to Definitions in the Loan Agreement. Effective as of the date hereof, the following definitions in Section 1.1 of the Loan Agreement are amended and restated to read in their entirety as follows:

          "Construction Costs" means all costs to acquire the Land and all equipment and materials that comprise the Improvements and to design and construct the Improvements, including labor and materials, architectural, engineering, interior and landscape design, legal, consulting and other related fees; costs for Construction Contracts; the Imposition costs; bond and insurance costs; and any financing costs payable to any creditor other than Administrative Agent or any Lender during the Construction Phase but excluding all financing costs payable to Administrative Agent and Lenders and including all Allocations itemized in the Budget under "Construction Costs".

          "Note Amount" means $43,710,000.

          Section 2.3     Amendments to Section 2.8(a) of the Loan Agreement. Effective as of the date hereof, Section 2.8(a) of the Loan Agreement is amended and restated in its entirety to read as follows:

          (a)        Procedures. Advances shall be made only once each Draw Period during the Construction Phase. Each Advance shall be in an amount of not less than the Minimum Advance, and Borrower shall not request an Advance for less than the Minimum Advance. Advances will be made only for actual costs incurred in accordance with the Budget and other provisions hereof. For each Advance, Borrower must submit to Administrative Agent and the Independent Consultant a written Draw Request. Each Draw Request must include the information and documentation required in this Agreement, along with the lien waivers and releases, information, certifications, approvals, instruments, and documents required as a condition to the requested Advance (except the down date endorsement to the Title Insurance must be received by Administrative Agent and the Independent Consultant prior to the date that the requested Advance is actually made). In each Draw Request, Borrower must (i) specify the amount of such Draw Request that applies to each Allocation; (ii) identify all funds being used to pay any portion of the costs reflected in the Draw Request other than the funds being requested to be advanced, and identify the sources and respective amounts from each source of such other funds; (iii) include a summary of all Budgeted costs to be paid pursuant to the Draw Request that are not covered by a payment application; and (iv) state the date the Advance is requested, which shall be at least 10 Business Days after Administrative Agent and the Independent Consultant receive the Draw Request but in no event earlier than the date payment is due under the applicable Construction Contracts. All Draw Requests shall account for the retainage and other withholdings required pursuant to Section 2.8(f). Except as otherwise provided in this Loan Agreement, all Advances will be deposited in the Construction Account; provided that if not all of the conditions to an Advance for Construction Costs have been met or satisfied (including if a Default or an Event of Default exists), but Administrative Agent and each Lender elects to make such Advance, then Administrative Agent and such Lender shall have the unconditional right, exercisable in Administrative Agent's and such Lender's sole discretion, to make such Advance, in whole or in part, upon such terms and conditions as

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Administrative Agent may require, to one or more of (A) directly to Borrower by depositing same in the Construction Account, (B) directly to the Contractor, Design Professional, subcontractors, laborers, or materials suppliers owed, and/or (C) jointly to Borrower and any one or more of the Contractor, Design Professional, subcontractors, laborers, or materials suppliers owed. Borrower will hold the Advances deposited in the Construction Account (until payment to the proper payee) as a trust fund for the purpose of paying the respective costs contained in the Draw Request, pursuant to which such Advance was made. Borrower will apply all proceeds from Advances promptly to the payment of the respective costs specified in the subject Draw Request and for which the Advance is made, and will not use any part thereof for any other purpose. Borrower irrevocably authorizes Administrative Agent to make an Advance in an amount equal to the accrued and unpaid interest on the Loan notwithstanding that (i) such Advance may be less than the Minimum Advance, (ii) Borrower has previously requested an Advance during such Draw Period, (iii) Borrower has not satisfied the conditions contained in Sections 3.2, 3.4 and 3.5, (iv) Borrower has not provided a completed Draw Request and/or (v) a Default has occurred and is continuing.

          Section 2.4      Amendments to Section 2.8(f) of the Loan Agreement. Effective as of the date hereof, Section 2.8(f) of the Loan Agreement is amended and restated to read in its entirety as follows:

          (f)         Retainage. An amount equal to 10% of all costs incurred pursuant to a Construction Contract for acquisition or construction of any Improvements, excluding Construction Contracts for design, and for which an Advance has been requested or made, plus the amount of any claims asserted by any laborers or materialmen against any portion of the Collateral pursuant to stop notices, lien claims or similar demands or notices received by Administrative Agent and the Independent Consultant (which have not been bonded against or otherwise secured in accordance with the applicable provisions of the Mortgage), shall be retained by Administrative Agent. Such retainage shall be paid over by Administrative Agent to Borrower, excluding the amount of any such unbonded or unsecured lien claims, plus potential costs and interest related thereto (which funds will be disbursed only as such claims are resolved or bonded around reasonably satisfactorily to Administrative Agent in addition to the satisfaction of the following conditions), plus the amounts to be retained upon substantial Completion under and as such term is defined in that certain Agreement between Owner and Design/Builder on the Basis of a Stipulated Price (the "Design /Builder Agreement") dated July 14, 2006 between Borrower and ICM, Inc., pursuant to Section 4.01. B.2 and 3 of the Design/Builder Agreement, when all of the following have occurred to the satisfaction of Administrative Agent:

           (i)       Administrative Agent has received a certificate of substantial completion, in form and substance acceptable to Administrative Agent, executed by Borrower, the Contractor and the appropriate Design Professional, and approved by the Independent Consultant, certifying, among other things, that all requirements for substantial Completion have been satisfied, the date of substantial Completion, that direct connection has been made to all proposed utility facilities and such utilities are available for use at the Project, and that the

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construction of the Project has been completed (except the punch list items) in a good and workmanlike manner, free of defects and damages.

          (ii)      Administrative Agent and the Independent Consultant shall have received such other evidence as Administrative Agent may require that no mechanics' or materialmen's liens or other encumbrances have been filed and remain in effect against the Collateral, and the time periods for the filing of any stop notice or lien claim with respect to the construction of the Improvements shall have elapsed without the filing or providing of any such stop notice or lien claim. The Design Professional, Contractor, and all subcontractors and material suppliers who performed or provided work or materials related to the Improvements have been paid in full, subject to the release of the retainage as provided in this Section 2.8(f).

          (iii)     Each applicable Governmental Agency shall have duly inspected and approved the Improvements and the right of occupancy of same and issued the appropriate permits, licenses and certificates evidencing proper completion of the Improvements and the right of occupancy, to the extent that the Improvements require Governmental Agency inspection and the issuance of a permit, license or certificate, and Administrative Agent and the Independent Consultant shall have received satisfactory evidence of the foregoing or Administrative Agent shall have expressly waived any such requirement (which Administrative Agent may do in its sole discretion and subject to such conditions and requirements as Administrative Agent may impose).

          (iv)      All conditions to an Advance contained in Section 3.5 are met or satisfied.

Notwithstanding the previous provisions of this Section 2.8(f) to the contrary, Administrative Agent hereby agrees to release separately the amount of retainage withheld with respect to each subcontractor providing services or materials for the construction of the Improvements, but only after (A) all other conditions to an Advance are satisfied, (B) the Independent Consultant approves the separate release of such amount, and (C) such subcontractor and the Contractor execute an affidavit, lien waiver, and release in form and substance acceptable to Administrative Agent in Administrative Agent's sole discretion, for the benefit of Administrative Agent and Lenders (1) stating that the subcontractor has completed all of its services relating to the construction of the Improvements and has been paid in full for such services, and (2) providing a waiver and release by the subcontractor of any and all mechanic's and materialmen's or other Liens it may have against the Land, Improvements, and other Collateral. The amount retained for punch list items in accordance with Section 4.01. B.2(ii) of the Design/Builder Agreement and the $750,000 retained pursuant to Section 4.01. B.2(iii) of the Design/Builder Agreement shall be disbursed upon Administrative Agent's receipt of evidence satisfactory to Administrative Agent that all requirements under the Design/Builder Agreement for the release and disbursement of such retained funds have been met.

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          Section 2.5      Amendment to Section 2.13 of the Loan Agreement. Effective as of the date hereof, Section 2.13 of the Loan Agreement is amended and restated to read in its entirety as follows:

          Section 2.13 Borrower's Equity. All of Borrower's Equity shall be expended, and evidence thereof shall be provided to Administrative Agent prior to disbursement of any Advance; provided however, Borrower may retain a portion of Borrower's Equity for purposes of paying costs incurred by Borrower in accordance with the Budget prior to the date of Completion so long as (a) such amount of Borrower's Equity retained by Borrower shall not exceed in the aggregate $250,000 (or such other amount acceptable to Administrative Agent) during such period, (b) no Default has occurred and is continuing, (c) all such amounts are deposited into a deposit account that is subject to a first priority perfected lien in favor of Administrative Agent, (d) for budgeting purposes, the unused balance of such funds shall be considered "operating cash at start-up", and (e) Borrower provides to Administrative Agent such invoices and other documentation as Administrative Agent may request with respect to the proposed uses of such funds or that may otherwise be required or permitted for an Advance.

          Section 2.6      Amendment to Section 3.1(g) of the Loan Agreement. Effective as of the date hereof, Section 3.1(g) of the Loan Agreement is amended and restated to read in its entirety as follows:

(g)         [Reserved.]

          Section 2.7      Amendment to Exhibit C to the Loan Agreement. Effective as of the date hereof, all references in the Loan Agreement to "Exhibit C" shall be deemed to mean the "Exhibit C" attached hereto as Exhibit C.

          Section 2.8      Amendment to Exhibit F to the Loan Agreement. Effective as of the date hereof, all references in the Loan Agreement to "Exhibit F" shall be deemed to mean the "Exhibit F" attached hereto as Exhibit F.

          Section 2.9      Amendment to Schedule 2 to Security Agreement. Effective as of the date hereof, all references in the Security Agreement to "Schedule 2" shall be deemed to mean the "Schedule 2" attached hereto as Schedule 2.

ARTICLE III

Conditions Precedent

          Section 3.1      Condition. The effectiveness of this Amendment is subject to the satisfaction of the following conditions precedent:

          (a)         Amendment. The Administrative Agent shall have received this Amendment executed by the Borrower, the Administrative Agent and the Majority Lenders.

          (b)         No Default. No Default shall have occurred and be continuing.

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          (c)        Representations and Warranties. All of the representations and warranties contained in Article IV of the Loan Agreement and in the other Loan Documents shall be true and correct on and as of the date of this Amendment with the same force and effect as if such representations and warranties had been made on and as of such date, except to the extent such representations and warranties speak to a specific date.

ARTICLE IV

No Waiver

          Nothing contained herein shall be construed as a consent by the Administrative Agent and the Lenders to any breach of any covenant or provision of the Loan Agreement, the other Loan Documents, this Amendment, or of any other contract or instrument among Borrower, the Administrative Agent and the Lenders, and the failure of the Administrative Agent or any Lender at any time or times hereafter to require strict compliance by Borrower of any provision thereof shall not waive, affect or diminish any right of the Administrative Agent and the Lenders to thereafter demand strict compliance therewith. The Administrative Agent and the Lenders hereby reserve all rights granted under the Loan Agreement and the other Loan Documents (in each case as amended by this Amendment), and this Amendment and any other contract or instrument among Borrower, the Administrative Agent and the Lenders.

ARTICLE V

Ratifications, Representations and Warranties

          Section 5.1      Ratifications. The terms and provisions set forth in this Amendment shall modify and supersede all inconsistent terms and provisions set forth in the Loan Agreement and the other Loan Documents and except as expressly modified and superseded by this Amendment, the terms and provisions of the Loan Agreement and the other Loan Documents are ratified and confirmed and shall continue in full force and effect. The Borrower, the Administrative Agent and the Majority Lenders agree that the Loan Agreement as amended hereby shall continue to be legal, valid, binding and enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy and other similar laws affecting the rights of creditors generally.

          Section 5.2      Representations and Warranties. The Borrower hereby represents and warrants to the Administrative Agent and the Lenders that (i) the execution, delivery and performance of this Amendment and any and all other Loan Documents executed or delivered in connection herewith have been authorized by all requisite corporate action on the part of the Borrower and will not violate the articles of organization, operating agreement or regulations or other organizational documents of the Borrower, (ii) the representations and warranties contained in the Loan Agreement, as such Loan Agreement is amended hereby, and any other Loan Document are true and correct on and as of the date hereof as though made on and as of the date hereof except for those that relate solely to a specific date or have changed as a result of transactions permitted by the Loan Agreement, (iii) after giving effect to this Amendment, no Default has occurred and is continuing, and (iv) after giving effect to this Amendment, the Borrower is in full compliance with all material covenants and agreements contained in the Loan Agreement as amended hereby.

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ARTICLE VI

Miscellaneous

          Section 6.1      Survival of Representations and Warranties. All representations and warranties made in this Amendment or any other Loan Document (as amended by this Amendment), including any Loan Document furnished in connection with this Amendment, shall survive the execution and delivery of this Amendment and such other Loan Documents, and no investigation by the Administrative Agent or any Lender shall affect the representations and warranties or the right of the Administrative Agent or any Lender to rely upon them.

          Section 6.2      Severability. Any provision of this Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment and the effect thereof shall be confined to the provision so held to be invalid or unenforceable.

          Section 6.3      GOVERNING LAW. THIS LOAN AGREEMENT, THE NOTE AND, UNLESS OTHERWISE EXPRESSLY PROVIDED THEREIN, EACH OF THE OTHER LOAN DOCUMENTS, SHALL BE GOVERNED IN ALL RESPECTS BY THE LAWS OF THE STATE OF ILLINOIS, NOT INCLUDING ITS CONFLICT OF LAW PROVISIONS; PROVIDED THAT THE LAWS OF THE STATE WHERE REAL PROPERTY COLLATERAL IS LOCATED SHALL GOVERN WITH RESPECT TO THE CREATION, PERFECTION AND ENFORCEMENT OF RIGHTS, SECURITY INTERESTS, REMEDIES AND LIENS AGAINST THE REAL PROPERTY COLLATERAL.

          Section 6.4      Successors and Assigns. This Amendment is binding upon and shall inure to the benefit of the Administrative Agent, the Lenders and the Borrower and their respective successors and assigns, except the Borrower may not assign or transfer its rights or obligations hereunder without the prior written consent of the Administrative Agent and the Lenders.

          Section 6.5      Counterparts. This Amendment may be executed in one or more counterparts, each of which when so executed shall be deemed to be an original, but all of which when taken together shall constitute one and the same instrument. Facsimiles of signatures shall be binding and effective as originals.

          Section 6.6      Effect of Waiver. No consent or waiver, express or implied, by the Administrative Agent or any Lender to or for any breach of or deviation from any covenant, condition or duty by the Borrower shall be deemed a consent or waiver to or of any other breach of the same or any other covenant, condition or duty.

          Section 6.7      Headings. The headings, captions, and arrangements used in this Amendment are for convenience only and shall not affect the interpretation of this Amendment.

          Section 6.8     ENTIRE AGREEMENT. THIS AMENDMENT, THE LOAN AGREEMENT AND THE OTHER LOAN DOCUMENTS EMBODY THE FINAL, ENTIRE AGREEMENT BETWEEN THE PARTIES HERETO RELATING TO THIS AMENDMENT AND SUPERSEDE ANY AND ALL PRIOR AND CONTEMPORANEOUS

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COMMITMENTS, AGREEMENTS, REPRESENTATIONS AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THIS AMENDMENT, AND MAY NOT BE CONTRADICTED OR VARIED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OF THE PARTIES HERETO. THERE ARE NO ORAL AGREEMENTS BETWEEN THE PARTIES HERETO.

[Remainder of Document Intentionally Left Blank]

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          IN WITNESS WHEREOF, this Amendment is executed as of the date first set forth above.

BORROWER:

LEVELLAND/HOCKLEY COUNTY ETHANOL,
LLC

By:	/s/ James P. Halbert
James P. Halbert
Vice President

Signature Page to First Amendment to Construction and Term Loan Agreement and Other Loan Documents

ADMINISTRATIVE AGENT AND LENDER:

MERRILL LYNCH CAPITAL, a division of
Merrill Lynch Business Financial Services Inc., as
Administrative Agent and a Lender

By:	/s/ Steve Coley
Steve Coley
Vice President, Group Credit Manager

Signature Page to First Amendment to Construction and Term Loan Agreement and Other Loan Documents

OTHER LENDERS:

STATE BANK OF TEXAS,
as a Lender

By:	/s/ Sushil Patel
	Name:	Sushil Patel
	Title:	CLO

Signature Page to First Amendment to Construction and Term Loan Agreement and Other Loan Documents

PALM DESERT NATIONAL BANK,
as a Lender

By:	/s/ C. Dawson-Voight
	Name:	Cheryl Dawson-Voight
	Title:	VP/Loan Administrator

Signature Page to First Amendment to Construction and Term Loan Agreement and Other Loan Documents

COMMUNITY FIRST BANK,
as a Lender

By:	/s/ Thomas J. Fleming
	Name:	Thomas J. Fleming
	Title:	Vice President

Signature Page to First Amendment to Construction and Term Loan Agreement and Other Loan Documents

MIDWEST BANK OF WESTERN ILLINOIS,
as a Lender

By:	/s/ Brad S. Ray
	Name:	Brad S. Ray
	Title:	Vice President

Signature Page to First Amendment to Construction and Term Loan Agreement and Other Loan Documents

TEXAS CITIZENS BANK N.A.,
as a Lender

By:	/s/ Cindy Howell
	Name:	Cindy Howell
	Title:	Vice President

Signature Page to First Amendment to Construction and Term Loan Agreement and Other Loan Documents

EXHIBIT C

Form of Draw Request

[See Attached]

Exhibit C – Cover Page

EXHIBIT F

Budget

[See Attached]

Exhibit F – Cover Page

SCHEDULE 2

Addresses

		Address	Record Owner
(a)	Chief Executive Office:	103 South FM 2646	Debtor
Levelland, TX 79336
(b)	Locations where books and	c/o RIO Technical Services Inc.	RIO Technical
	records are kept:	4200 South Hulen, Suite 630	Services Inc.
Fort Worth, TX 76109
(c)	Locations where Equipment	103 South FM 2646	Debtor
	and Inventory are kept:	Levelland, TX 79336
(d)	All other places of business	None	None
not listed above:
(e)	Persons (other than Debtor)	None	None
who have possession of
Collateral or other property:

Schedule 2 - Solo Page